Exhibit 10.1
CARRIAGE SERVICES, INC.
Amendment No. 1
To
2006 Long-Term Incentive Plan
(Effective January      , 2007)
     THIS AMENDMENT NO. 1 (this “Amendment”) to the 2006 Long-Term Incentive Plan (the “Plan”), of CARRIAGE SERVICES, INC., a Delaware corporation (the “Company”), originally adopted effective May 25, 2006;
     WHEREAS, the Board of Directors of the Company has approved an amendment to the Plan to provide that the “Fair Market Value” as defined thereunder shall be based upon the closing price (rather than the average of the highest and lowest selling prices) of a share of the Company’s Common Stock;
     NOW, THEREFORE, the Plan shall be amended as follows:
     1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings given such terms in the Plan.
     2. Amendment. Section 2.15 of the Plan is hereby amended in its entirety so that, as amended, said Section 2.15 shall read as follows:
     “2.15 ‘Fair Market Value’ means (a) for so long as the Common Stock is listed on the New York Stock Exchange or any other national stock exchange, the closing price for such stock as quoted on such exchange for the date the Award is granted (or if there are no sales for such date of grant, then for the last preceding business day on which there were sales), (b) if the Common Stock is traded in the over-the-counter market, the closing price as reported by NASDAQ for the date the Award is granted (or if there was no quoted price for such date of grant, then for the last preceding business day on which there was a quoted price), or (c) if the Common Stock is not reported or quoted by any such organization, fair market value of the Common Stock as determined in good faith by the Committee using a “reasonable application of a reasonable valuation method” within the meaning Section 409A of the Code and the regulations thereunder. Notwithstanding the foregoing, “Fair Market Value” with respect to an Incentive Stock Option shall mean fair market value as determined in good faith by the Committee within the meaning of Section 422 of the Code.”
     3. Nature of Amendment. In accordance with Section 13.1 of the Plan, the Board has determined that this Amendment shall not require approval of the shareholders of the Company and therefore this Amendment shall become effective as of the date that the Board has approved this Amendment, as shown below.

     4. Ratification. As amended hereby, the Plan in hereby ratified and confirmed.
     IN WITNESS WHEREOF, this Amendment has been executed on behalf of the Company by authority of the Board as of January      , 2007.

CARRIAGE SERVICES INC.
By:	/s/ Melvin C. Payne
MELVIN C. PAYNE, Chairman and
Chief Executive Officer